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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-72700, 33-62522, 33-8697, 33-13953,
33-40744, 33-46963, and 333-28417) of our report dated November 14, 2001, except as to the information presented under the heading "Restatement" in Note A, which is as of January 24, 2002, relating to the financial statements of Advanced Magnetics, Inc., which appears in this Form 10-K/A.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
January 28, 2002